UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2013

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Item 2.02                      Results of Operations and Financial Condition

Today, August 8, 2013, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal year 2013 third quarter financial and operating results and announcing the potential sale of its subsidiary Aclara Technologies LLC.  See also Item 7.01, Regulation FD Disclosure, below.

Item 7.01                      Regulation FD Disclosure

Today, August 8, 2013, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal year 2013 third quarter financial and operating results and announcing the potential sale of its subsidiary Aclara Technologies LLC.  The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time.  This press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com.  It can be viewed through the “Investor Relations” page of the web site under the tab “Press Releases,” although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                          Description of Exhibit

99.1                          Press Release dated August 8, 2013

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site.  Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 8, 2013.
ESCO TECHNOLOGIES INC.

By:   /s/G.E. Muenster
G.E. Muenster
Executive Vice President
and Chief Financial Officer